                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan and in the Registration Statement on Form S-8 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan of our report dated February 3, 1998 on the Company's 1997 consolidated financial statements included in the Form 10-K of Merchants Bancorp, Inc. for the year ended December 31, 1997.



                                       Crowe, Chizek and Company LLP


Oak Brook, Illinois
March 27, 1998



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